UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	April 29, 2004
(Date of earliest event reported)

DELPHI CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-14787	38-3430473

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5725 Delphi Drive, Troy, Michigan (Address of principal executive offices)		48098 (Zip Code)

Registrant’s telephone number, including area code		(248) 813-2000

ITEM 9. REGULATION FD DISCLOSURE
EX-99.(a) - Press Release, Dated April 29, 2004

ITEM 9. REGULATION FD DISCLOSURE

On April 29, 2004, Delphi Corporation (the “Company”) announced in a press release that the Company and the International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America, UAW, finalized a seven-year Supplement to the 2003 UAW-Delphi National Agreement, setting new wage and benefit levels for future hires. A copy of the press release is attached as Exhibit 99(a).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION

(Registrant)

Date: April 30, 2004	By:	/s/ John D. Sheehan
(John D. Sheehan, Chief Accounting
Officer and Controller)

EXHIBIT INDEX

EX NO.	EXHIBIT DESCRIPTION

99(a)	Press Release dated April 29, 2004